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                                                                   EXHIBIT 10.34

                       MASTER FORWARD COMMITMENT AGREEMENT


THIS MASTER FORWARD COMMITMENT AGREEMENT (the "Agreement") is entered into and effective as of October 1, 1998 by and between REDWOOD TRUST, INC. (the "REIT") and RWT HOLDINGS, INC. ("Holdings").

                              W I T N E S S E T H:

        WHEREAS, the REIT acquires and holds in portfolio residential and commercial mortgage loans ("Mortgage Loans") in the normal course of its business; and

        WHEREAS, Holdings desires to acquire certain types of Mortgage Loans for purposes of selling such loans in whole loan sale transactions or securitizing such loans in a REMIC or other securitization transaction; and

        WHEREAS, the REIT and Holdings desire to set forth the terms and conditions under which the REIT will offer to sell Mortgage Loans to Holdings from time to time and Holdings will commit to purchase from the REIT such Mortgage Loans; and

        WHEREAS, the REIT and Holdings desire to set forth their specific rights and duties with respect to such Mortgage Loans prior to and following delivery thereof to Holdings.

        NOW, THEREFORE, in consideration of the agreements herein contained, the REIT and Holdings agree as follows:

        Section 1. Definitions. Each term defined in this Section, when used in this Agreement, shall, unless the context otherwise requires, have the following meaning:

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitment" means, in the case of any Mortgage Loans offered to Holdings for purchase, the related commitment made by Holdings to acquire such Mortgage Loans from the REIT.

        "Commitment Term" means, with respect to any Commitment, the period commencing on the date on which such Commitment becomes effective and ending on the 90th day after the later of (a) such effective date or (b) the date on which the REIT purchases the Mortgage Loans that are the subject of the Commitment, or such later day as may be mutually agreed upon by the REIT and Holdings.

        "Eligible Mortgage Loans" means Mortgage Loans that meet the loan eligibility criteria specified in writing by Holdings from time to time, but excluding any Mortgage Loans that are 60 or more days delinquent on the Settlement Date therefor, unless expressly determined to be includable by Holdings in its sole discretion.

        "Expenses" means all expenses associated with the acquisition of Mortgage Loans, including, without limitation, costs associated with production, marketing, hedging, underwriting, funding, document control, file control and quality control.

        "Law" means any constitutional provision, statute or other law, rule, regulation or interpretation of any government or any agency, bureau, board, commission, court, department official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign, or any decree, injunction, judgment, order, ruling, assessment or writ.



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        "Mortgage Loan" means any mortgage loan (a) that is owned or acquired by the REIT during the term of this Agreement, and (b) that the REIT offers to sell to Holdings hereunder.

        "REMIC" means any real estate mortgage investment conduit as defined in
        Section 860D(a) of the Code.

        "reverse repurchase agreement" means any reverse repurchase agreement entered into and effective from time to time by and between the REIT and/or Holdings and a counterparty-purchaser.

        "Settlement Date" means, as to any Mortgage Loans, the earliest of:

                (i) the date on which such Mortgage Loans are sold by Holdings as part of a whole loan sale;

                (ii) the date on which such Mortgage Loans are contributed to a REMIC or other securitization vehicle by Holdings; or

                (iii) the last day of the applicable Commitment Term for such Mortgage Loans.

        Section 2. The REIT's Rights and Obligations Under the Commitment.

        (a) Subject to and upon compliance with the terms and conditions of this Agreement, the REIT agrees to offer from time to time Mortgage Loans which constitute Eligible Mortgage Loans for sale to Holdings. Each such offer will be in the form of a Commitment to be signed by Holdings upon acceptance of such offer. The REIT agrees to sell all of its rights with respect to Mortgage Loans covered by a signed Commitment pursuant to the terms thereof and this Agreement.

        (b) It is expressly understood that the REIT may acquire assets for its portfolio including Eligible Mortgage Loans and the REIT shall be under no obligation to sell such other assets to Holdings pursuant to the terms of this Agreement unless it determines, in its sole discretion, to issue a Commitment to Holdings with respect thereto.

        Section 3. Holdings's Rights and Obligations Under the Commitments.

        (a) Subject to and upon compliance with the terms and conditions of this Agreement, Holdings agrees to purchase and assume all of the REIT's rights and obligations with respect to Mortgage Loans covered by a Commitment accepted by Holdings.

        (b)     It is expressly understood that, except as otherwise provided in
                Section 2(a) hereof, Holdings shall be under no obligation pursuant to this Agreement to purchase any Mortgage Loans which the REIT may offer to sell from its portfolio.

        Section 4. Purchase Price. The purchase price to be paid by Holdings for Mortgage Loans will be specified in the Commitment relating to such Mortgage Loans. The purchase price will be a percentage of the outstanding principal balance of the Mortgage Loans as of the Settlement Date for such loans.

        Section 5. Settlement.

        (a) At any time during the Commitment Term for a pool of Mortgage Loans, Holdings may schedule a Settlement Date within such Commitment Term by delivering written notice to the REIT not less than three (3) business days prior to such proposed Settlement Date. The REIT agrees to use reasonable efforts to facilitate the transfer of such Mortgage Loans on the Settlement Date so specified by Holdings.



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        (b)     On the Settlement Date for a Commitment, (i) the REIT shall sell and assign to Holdings all of the REIT's rights with respect to each pool of Mortgage Loans subject to settlement on such Settlement Date, as identified by Holdings, and (ii) shall purchase and assume all of the REIT's rights and obligations with respect to such loans, in each case pursuant to the terms and conditions of this Agreement.

        (c) To the extent Holdings causes a Settlement Date to occur prior to the 90th day after the effective date of the related Commitment, Holdings shall pay to the REIT on such Settlement Date in addition to the purchase price an amount equal to: (i) the purchase price, times (ii) .0025, times (iii) ((A) 90 minus the number of days from such effective date to but not including the Settlement Date, divided by (B) 360).

        Section 6. No Security for Commitment. Holdings will not be required to deliver any security to support its purchase obligation under any Commitment, regardless of any changes in the fair market value of the Mortgage Loans covered by such Commitment between the time of entering into the Commitment and the Settlement Date thereunder.

        Section 7. Obligation to Purchase Limited to Eligible Mortgage Loans; Repurchase Obligation.

        (a) Notwithstanding any provision in this Agreement to the contrary, Holdings shall have no obligation to purchase Mortgage Loans covered by a Commitment hereunder unless such Mortgage Loans qualify as Eligible Mortgage Loans on, and are not incapable of delivery because they failed to close or were paid off prior to, the Settlement Date.

        (b) The parties agree that Holdings shall not amend or modify the general loan eligibility criteria without obtaining the prior written consent of the REIT.

        (c) In the case of any Mortgage Loans purchased or to be purchased by Holdings hereunder and determined, by the mutual agreement of the REIT and Holdings, not to qualify as Eligible Mortgage Loans as of the related Settlement Date, the REIT shall, if Holdings so elects (i) retain such Mortgage Loans if not theretofore purchased by Holdings or (ii) if already purchased by Holdings, repurchase such Mortgage Loans at a price equal to the price paid by Holdings for such Mortgage Loans, net of any principal payments received by Holdings on or in respect of Mortgage Loans prior to the date of such repurchase.

        (d) In the case of Mortgage Loans purchased or to be purchased by Holdings hereunder and determined by Holdings to qualify as Eligible Mortgage Loans but to be unmarketable (for reasons including, without limitation, relating to loan characteristics or insufficient volume of loans with similar characteristics), Holdings may request that the REIT either (i) retain such Mortgage Loans if not theretofore purchased by Holdings or (ii) repurchase such Mortgage Loans; it being understood that the REIT shall be under no obligation to honor either of such requests. In the event that the REIT agrees to repurchase such Mortgage Loans, the repurchase price shall equal the "fair market value" of such Mortgage Loans as determined in accordance with a methodology approved by the respective boards of directors of the REIT and Holdings.

        Section 8. Allocation of Risks, Expenses and Payments.

        (a) Prior to each Settlement Date, the REIT shall be the legal and beneficial owner of the Mortgage Loans and accordingly:

                (i) the REIT shall bear (x) all prepayment risk and (y) all credit risk of the related Mortgage Loans;

                (ii) any payments accruing on such Mortgage Loans shall be solely for the account of the REIT;



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                (iii)   the portion of any repurchase or other debt obligation
                        attributable to interest accruing on a reverse repurchase agreement or other debt obligation entered into by the REIT with respect to such Mortgage Loans prior to such Settlement Date shall be charged to the account of the REIT; and

                (iv) the REIT shall bear, and shall not be reimbursed for, any Expenses it might incur in respect of such Mortgage Loans.

        (b) On and after each Settlement Date, legal and beneficial ownership of the Mortgage Loans shall be transferred to Holdings and accordingly:

                (i) Holdings shall thereafter bear (x) all prepayment risk and (y) all credit risk of the related Mortgage Loans;

                (ii) any payments accruing on such Mortgage Loans shall be for the sole account of Holdings;

                (iii) the portion of the repurchase or other debt obligation attributable to interest accruing on a reverse repurchase agreement or other debt obligation entered into by Holdings with respect to such Mortgage Loans subsequent to the Settlement Date shall be charged to the account of Holdings; and

                (iv) Holdings shall bear any Expenses it might incur in respect of such Mortgage Loans.

        Section 9. Notice Requirements.

        (a) Holdings shall notify the REIT of the Mortgage Loans subject to each Settlement Date at least three (3) business days prior to such Settlement Date as provided in Section 5(a) above.

        (b) Contemporaneously with each Settlement Date, the REIT shall notify the counterparty-purchaser to any reverse repurchase agreement or the obligee under any other debt obligation entered into by the REIT with respect to the related Mortgage Loans of
                (i) the transfer to Holdings of such Mortgage Loans pursuant to the terms and conditions of this Agreement and (ii) the assumption, if any, by Holdings of the rights and obligations under any reverse repurchase agreement or any debt obligation to which such counterparty-purchaser or obligee is a party.

        Section 10. Indemnification.

        (a) Subject to Sections 7 and 8 hereof, Holdings agrees to indemnify and hold harmless the REIT from and against all costs, including without limitation reasonable attorney's fees, damages, liabilities, losses or expenses of any nature, relating to (i) any obligations with respect to any Mortgage Loans that arise on or after the related Settlement Date or (ii) any failure by Holdings to purchase the REIT's rights or assume the REIT's obligations with respect to any Mortgage Loans as required under this Agreement.

        (b) Subject to Sections 7 and 8 hereof, the REIT agrees to indemnify and hold harmless Holdings from and against all costs, including without limitation, reasonable attorney's fees, damages, liabilities, losses or expenses of any nature, relating to (i) any obligations with respect to any Mortgage Loans that arise prior to the related Settlement Date or (ii) any failure by the REIT to sell and assign any Mortgage Loans to Holdings as required under this Agreement.

        Section 11. Term of Agreement.

        (a) The term of this Agreement shall be for one year from the date first written above and shall thereafter be automatically renewed for successive one-year periods; provided, however, that



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                this Agreement may be terminated upon sixty (60) days' written notice by either party to the other.

        (b)     Notwithstanding any termination of this Agreement pursuant to
                Section 11(a) hereof, the provisions of Sections 4(c), 7(c), 7(d), 8, 10 and 12 hereof and this Section 11(b) shall survive any such termination. In addition, upon any such termination of this Agreement, any Commitment or portion thereof which remains unfulfilled shall survive such termination.

        Section 12. Miscellaneous.

        (a) Waiver of Law. No provision of the Law is waived except as expressly provided herein; provided, however, that the REIT and Holdings hereby expressly waive the provisions of the Law to the full extent permitted by the Law in order to uphold the provisions and validity of this Agreement and to cause this Agreement to be valid, binding and enforceable in accordance with its terms upon each of them and their respective transferees, successors and assigns.

        (b) Notices. Unless otherwise specified in this Agreement, any notice required by this Agreement shall be transmitted in writing or by any other form of communication (including without limitation electronic mail) acceptable to the party to whom it is given, addressed to the President, with a copy to the Treasurer, of the party to whom it is given, and shall be effective and deemed delivered only when received by such persons.

        (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        (d) Captions. The captions to the sections, subsections and paragraphs in this Agreement are inserted for convenience only and shall not affect the construction or interpretation hereof.

        (e) Counterparts and Duplicate Originals. This Agreement and all amendments hereto may be executed in several counterparts and each counterpart shall constitute a duplicate of the same instrument.

        (f) Successors. Anything in this Agreement to the contrary notwithstanding, any transferee, successor or assign, whether voluntary, by operation of law or otherwise, of the shares of the REIT or Holdings shall be subject to and bound by the terms and conditions of this Agreement as fully as though such person was a signatory hereto.

        (g) Severability. Any provision hereof prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provision of this Agreement. To the full extent, however, that the provisions of such applicable law may be waived, they are hereby waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms.

        (h) Arbitration. Any controversy or claim arising out of, or relating to this Agreement, the breach hereof or thereof, or coverage of this arbitration provision, shall be settled by arbitration which shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration of such issues, including the determination of any amount of damages suffered by either party hereto by reason of the acts or omissions of either party, shall be final and binding upon both parties. Notwithstanding the foregoing, the arbitrator shall not be authorized to award punitive damages with respect to any such claim or controversy. Neither party shall seek punitive damages relating to any matter under, arising out of or relating to this Agreement in any other forum.

        (i) Third Parties. This Agreement is for the sole benefit of the parties hereto. No creditor of either party shall have any right to enforce any of the provisions hereof against the other party to this



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                Agreement. Nothing in this Agreement, whether express or
                implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective permitted transferees, successors and assigns of shares pursuant to
                Section 12(f) hereof, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to either party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against either party to this Agreement.

        (j) Assignment. Neither this Agreement nor either party's rights or obligations under it are assignable without the written consent of the other party, which consent may be withheld for any reason whatsoever (whether or not reasonable).

        (k) Recovery of Expenses. In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including without limitation reasonable attorney's fees and expenses, incurred in ascertaining such party's rights, in preparing to enforce, or in enforcing such party's rights under this Agreement, whether or not it was necessary for such party to institute suit.

        (l) Other Remedies. Subject to Section 12(h) hereof, the parties hereto shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that in the event any action or proceeding is brought in equity to enforce the same, neither party will use, as a defense, that there is an adequate remedy at law. The failure by either party to this Agreement to exercise any such remedy does not constitute a waiver of that remedy in the future.

        (m) Intention of Parties. It is the express intent of the parties hereto that each conveyance of Mortgage Loans from the REIT to Holdings pursuant to a Commitment be, and be construed as, an absolute sale thereof on the Settlement Date. It is, further, not the intention of the parties that prior to such conveyances, this Agreement or the Commitments be deemed to effect a sale of the Mortgage Loans or to create a borrowing arrangement between the REIT and Holdings. However, in the event that, notwithstanding the intent of the parties, such assets are held for purposes of any Law to be the property of Holdings prior to the applicable Settlement Date, or if for any other reason this Agreement is held or deemed to create a borrowing arrangement between the REIT and Holdings, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of California and (ii) this Agreement and the Confirmations shall be deemed to be an assignment and a grant by Holdings to the REIT of a security interest in all of the assets subject thereto, whether now owned or hereafter acquired.

        (n) Servicing. During the Commitment Term of each Commitment, the REIT agrees to cause the servicing of the Mortgage Loans subject to such Commitment to be maintained in accordance with accepted and prudent mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans in the jurisdictions where the related mortgaged properties are located. The REIT will pay the servicing fees of any servicers employed for such purposes and, in the case of any Mortgage Loans serviced by Holdings, will pay the servicing fee specified in the related Commitment.



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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            REDWOOD TRUST, INC.


                                            By: /s/ Douglas B. Hansen
                                               ---------------------------------
                                               Douglas B. Hansen




                                            RWT HOLDINGS, INC.


                                            By: /s/ Vickie L. Rath
                                               ---------------------------------
                                               Vickie L. Rath



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